Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

May 8, 2007	MEDIA CONTACT	Mark Craft

	Phone:	704/382-7364 or 513/419-5943

	24-Hour:	704/382-8333

	ANALYST CONTACT	Sean Trauschke

	Phone:	980/373-7905

Duke Energy Reports First Quarter 2007 Results

•	Ongoing diluted earnings per share of 30 cents versus 21 cents in prior year’s quarter – reflect addition of Cinergy assets and improved results at International Energy.
•	Reported diluted earnings per share of 28 cents versus 37 cents in previous year’s quarter, which includes Spectra Energy as discontinued operations.
•	Company is on track for annual employee incentive target of $1.15 per share, on an ongoing diluted basis.

CHARLOTTE, N.C. – Duke Energy today reported ongoing diluted earnings per share (EPS) of 30 cents for first quarter 2007, which excludes special items and discontinued operations, versus 21 cents in first quarter 2006. The 21 cents excludes the results of the natural gas businesses, which were spun off as Spectra Energy in January 2007, and which are now reported in Discontinued Operations. The higher ongoing results reflect the addition of the Midwest assets at Franchised Electric & Gas and Commercial Power, as well as improved results at International. These results were partially offset by a lower contribution from Crescent, and reflect the issuance of new shares as a result of the April 2006 merger with Cinergy.

The company reported first quarter 2007 diluted EPS of 28 cents, or $357 million in net income, compared to 37 cents diluted EPS in first quarter 2006, or $358 million in net income. Reported earnings for first quarter 2007 exclude the results for the natural gas businesses that were spun off as Spectra Energy. Reported earnings for first quarter 2007 include the results of the former Cinergy operations and reflect the share dilution from the Cinergy merger.

“Our first quarter as a pure-play electric company was very solid and reflects our focus on the business,” said Chairman, President and Chief Executive Officer James E. Rogers. “Our regulated businesses are performing well and the vast majority of our merger initiatives are either complete or on target. This helps position our business portfolio as a strong platform for delivering positive results for our shareholders. As a result, we are comfortable we will be able to achieve our 2007 employee incentive target of $1.15 per share, on an ongoing diluted basis.”

Special items affecting Duke Energy’s diluted EPS for the quarter include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	1Q2007 EPS Impact	1Q2006 EPS Impact
First quarter 2007
• Convertible debt costs, Spectra Energy spinoff	($21)	—	($0.02)	—
• Costs to achieve Cinergy merger	($11)	$4	($0.01)	—

First quarter 2006
• Costs to achieve Cinergy merger	($5)	$2	—	—
Total diluted EPS impact			($0.03)	—

Reconciliation of reported to ongoing diluted EPS for the quarter:

	1Q2007 EPS	1Q2006 EPS
Diluted EPS from continuing operations, as reported	$0.27	$0.21
Diluted EPS from discontinued operations, as reported	$0.01	$0.16
Diluted EPS, as reported	$0.28	$0.37
Adjustments to reported EPS:
• Diluted EPS from discontinued operations	($0.01)	($0.16)
• Diluted EPS impact of special items	$0.03	—
Diluted EPS, ongoing	$0.30	$0.21

BUSINESS UNIT RESULTS

Franchised Electric and Gas

U.S. Franchised Electric and Gas (FE&G) reported first quarter 2007 segment EBIT from continuing operations of $574 million, compared to $359 million in the prior-year quarter. The EBIT increase over the prior year’s quarter was due primarily to the addition of the former Cinergy regulated utility operations in the Midwest, favorable weather and customer growth, and proceeds from a settlement with the U.S. Department of Energy (DOE).

The former Cinergy operations contributed $218 million of EBIT for the quarter, net of $13 million in rate reductions related to merger approval requirements in Ohio, Indiana and Kentucky. The DOE settlement increased EBIT by $26 million and resolved a dispute with the DOE over its obligation to accept and dispose of used nuclear fuel.

Regional growth continued to add to FE&G’s total customer base. Approximately 47,000 new customers were added in the Carolinas since the first quarter 2006, a 2 percent increase. Another 18,000 new customers were added in the Midwest in that same time period, a 1 percent increase.

These increases were partially offset by $38 million of merger-related rate reductions in the Carolinas, and lower bulk power marketing results driven by lower prices.

Commercial Power

Commercial Power reported a first quarter 2007 segment EBIT loss of $9 million from continuing operations, compared to a $26 million segment EBIT loss in the prior year’s quarter. These results reflect the contribution of approximately $107 million from the addition of Cinergy’s non-regulated generation in the Midwest. This contribution was offset by $53 million of purchase accounting charges associated with the merger, $26 million of mark-to-market losses on economic hedges and $23 million of costs associated with our synfuel facilities (before the benefit of associated tax credits).

Commercial Power’s first quarter 2007 reported results also reflect reductions in governance costs related to the gas-fired plants in the Midwest.

International Energy

Duke Energy International (DEI) reported a first quarter 2007 segment EBIT from continuing operations of approximately $94 million, compared to $86 million in last year’s first quarter. The EBIT increase was primarily due to favorable pricing and foreign exchange impacts in Brazil.

Crescent Resources

Duke Energy’s ownership share of Crescent Resources resulted in $2 million in equity earnings for the first quarter 2007, compared with segment EBIT from continuing operations of $42 million for the first quarter of 2006. The first quarter 2007 results reflect the impact of Duke Energy’s reduced ownership of Crescent from 100 percent to effectively 50 percent following the close of a joint-venture partnership with Morgan Stanley Real Estate Fund on September 7, 2006. First quarter 2007 equity earnings include a deduction for interest costs of $10 million, which did not exist in the prior-year quarter’s EBIT. The lower results also reflect lower developed lot and land sales.

Other

Other primarily includes costs associated with corporate governance, merger costs-to-achieve, and Duke Energy’s captive insurance company, Bison Insurance Co. Limited.

Other reported a first quarter 2007 EBIT loss from continuing operations of $84 million, compared to a loss of $54 million in the prior year’s quarter. The increased losses for the quarter were due primarily to a $21 million special item related to convertible debt charges associated with the spinoff of Spectra Energy.

Discontinued Operations

In the first quarter of 2007, Discontinued Operations had after-tax income of $8 million, compared to $155 million in the prior year’s quarter. The variance is primarily due to the presentation of the first quarter 2006 results for the natural gas businesses spun off as discontinued operations.

INTEREST EXPENSE

Interest expense from continuing operations was $164 million for the first quarter 2007, compared to $103 million for the first quarter 2006. The increase was primarily due to the merger with Cinergy in April 2006.

INCOME TAX EXPENSE

Income tax expense from continuing operations for first quarter 2007 was $105 million, compared to $108 million for the first quarter 2006. The decrease was the result of a lower effective tax rate, offset by higher pre-tax income in first quarter 2007, compared to the first quarter 2006. The lower effective tax rate was due primarily to the recognition of synfuel credits and a reduction in the unitary state tax rate in 2007, primarily as a result of the spinoff of Spectra Energy.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and nonoperating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses ongoing diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations, adjusted for the impact of special items, as a measure to evaluate operations of the company. Special items represent certain charges and credits, which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for ongoing diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items. Due to the forward-looking nature of ongoing diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast any special items for future periods.

Duke Energy also uses ongoing segment (including ongoing equity earnings for Crescent Resources) and Other EBIT as a measure of historical and anticipated future segment and other performance. When used for future periods, ongoing segment and Other EBIT may also include any amounts that may be reported as discontinued operations. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across all periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items. Due to the forward-looking nature of any forecasted ongoing segment or Other EBIT and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time as the company is unable to forecast any special items or any amounts that may be reported as discontinued operations for future periods.

Duke Energy Corp., one of the largest electric power companies in the United States, supplies and delivers energy to approximately 3.9 million U.S. customers. The company has nearly 37,000 megawatts of electric generating capacity in the Midwest and the Carolinas, and natural gas distribution services in Ohio and Kentucky. In addition, Duke Energy has more than 4,000 megawatts of electric generation in Latin America, and is a joint-venture partner in a U.S. real estate company.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: http://www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call can be accessed via the investors’ section of Duke Energy’s Web site or by dialing (800) 475-3716 in the United States or (719) 457-2728 outside the United States. The confirmation code is 9982491. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, May 17, 2007, by dialing (888) 203-1112 with a confirmation code of 9982491. The international replay number is (719) 457-0820, confirmation code 9982491. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site. The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: http://www.duke-energy.com/investors/publications/gaap/

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth in Duke Energy Corporation’s (Duke Energy) service territories; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of hurricanes and ice storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of credit worthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; the performance of electric generation and of projects undertaken by Duke Energy’s non-regulated businesses; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the ability to successfully complete merger, acquisition or divestiture plans, including the prices at which Duke Energy is able to sell assets; and regulatory or other limitations imposed as a result of a merger. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MARCH 2007

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts and where noted)	2007 (a)	2006 (a)
COMMON STOCK DATA
Earnings Per Share (from continuing operations)
Basic	$0.27	$0.22
Diluted	$0.27	$0.21
Earnings Per Share (from discontinued operations)
Basic	$0.01	$0.17
Diluted	$0.01	$0.16
Earnings Per Share
Basic	$0.28	$0.39
Diluted	$0.28	$0.37
Dividends Per Share	$0.21	$0.31
Weighted-Average Shares Outstanding
Basic	1,257	928
Diluted	1,268	963
INCOME
Operating Revenues	$3,087	$1,620

Total Reportable Segment EBIT	661	461
Other EBIT	(84)	(54)
Interest Expense	(164)	(103)
Interest Income and Other (b)	41	7
Income Tax Expense from Continuing Operations	(105)	(108)
Income from Discontinued Operations, net of tax	8	155

Net Income	$357	$358

CAPITALIZATION
Total Common Equity	64%	50%
Minority Interests	0%	2%
Total Debt	36%	48%
Total Debt	$11,538	$16,172
Book Value Per Share	$16.39	$17.87
Actual Shares Outstanding	1,259	927
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$668	$340
Natural Gas Transmission	—	125
Commercial Power	90	—
International Energy	11	25
Crescent (c)	—	263
Other	40	81

Total Capital and Investment Expenditures	$809	$834

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$574	$359
Commercial Power	(9)	(26)
International Energy	94	86
Crescent	2	42

Total reportable segment EBIT	661	461
Other EBIT	(84)	(54)
Interest expense	(164)	(103)
Interest Income and Other (b)	41	7

Consolidated income from continuing operations before income taxes	$454	$311

(a)	Amounts for the three months ended March 31, 2007 include results of legacy Cinergy operations, which are included in Duke Energy’s results of operations from April 1, 2006 and thereafter. Additionally, on January 2, 2007, Duke Energy completed the spin-off of its natural gas businesses to shareholders and, accordingly, prior period results of the natural gas businesses, including Duke Energy’s 50% ownership interest in DCP Midstream (formerly DEFS), are reflected in discontinued operations. On September 7, 2006, Duke Energy deconsolidated Crescent and subsequently accounts for its investment in Crescent using the equity method of accounting. Results of operations for the three months ended March 31, 2007 include Duke Energy’s 50% equity in earnings of Crescent whereas the results for the three months ended March 31, 2006 include 100% of Crescent’s earnings as Crescent was a wholly owned subsidiary of Duke Energy.
(b)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.
(c)	Amounts include capital expenditures for residential real estate included in operating cash flows of $115 million for the three months ended March 31, 2006.

Note: Certain prior period amounts have been reclassified due to discontinued operations and segment asset transfers.

MARCH 2007

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except where noted)	2007	2006
U.S. FRANCHISED ELECTRIC AND GAS (a)
Operating Revenues	$2,399	$1,292
Operating Expenses	1,835	938
Other Income and Expenses, net	10	5

EBIT	$574	$359

Depreciation and Amortization	$361	$232
Duke Energy Carolinas GWh sales	21,542	20,580
Duke Energy Midwest GWh sales	16,412	—
Net Proportional MW Capacity in Operation	27,590	18,390
COMMERCIAL POWER (a)
Operating Revenues	$432	$16
Operating Expenses	436	41
Losses on Sales of Other Assets and Other, net	(11)	—
Other Income and Expenses, net	6	(1)

EBIT	$(9)	$(26)

Depreciation and Amortization	$49	$14
Actual Plant Production, GWh	5,871	16
Net Proportional MW Capacity in Operation	8,100	3,600
INTERNATIONAL ENERGY
Operating Revenues	$245	$227
Operating Expenses	165	154
Other Income and Expenses, net	19	19
Minority Interest Expense	5	6

EBIT	$94	$86

Depreciation and Amortization	$18	$17
Sales, GWh	4,654	4,796
Proportional MW Capacity in Operation	3,945	3,914
CRESCENT (b)
Operating Revenues	$—	$71
Operating Expenses	—	61
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	—	26
Other Income and Expenses, net	—	8
Equity in Earnings of Unconsolidated Affiliates	2	—
Minority Interest Expense	—	2

EBIT	$2	$42

OTHER (a)
Operating Revenues	$36	$37
Operating Expenses	100	107
Other Income and Expenses, net	(21)	12
Minority Interest Benefit	(1)	(4)

EBIT	$(84)	$(54)

Depreciation and Amortization	$13	$10
(a)	Includes the results of operations for legacy Cinergy from April 1, 2006 and thereafter.
(b)	Crescent results for the three months ended March 31, 2007 represent Duke Energy's 50% equity in earnings for its investment in Crescent. Results for the three months ended March 31, 2006 represent 100% of Crescent's earnings as Crescent was a wholly owned subsidiary of Duke Energy.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2007	2006
Operating Revenues	$3,087	$1,620
Operating Expenses	2,510	1,282
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	—	26
Losses on Sales of Other Assets and Other, net	(11)	—

Operating Income	566	364

Other Income and Expenses, net	54	53
Interest Expense	164	103
Minority Interest Expense	2	3

Income From Continuing Operations Before Income Taxes	454	311
Income Tax Expense from Continuing Operations	105	108

Income From Continuing Operations	349	203
Income From Discontinued Operations, net of tax	8	155

Net Income	$357	$358

Common Stock Data
Weighted-average shares outstanding
Basic	1,257	928
Diluted	1,268	963
Earnings per share (from continuing operations)
Basic	$0.27	$0.22
Diluted	$0.27	$0.21
Earnings per share (from discontinued operations)
Basic	$0.01	$0.17
Diluted	$0.01	$0.16
Earnings per share
Basic	$0.28	$0.39
Diluted	$0.28	$0.37
Dividends per share	$0.21	$0.31

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	March 31, 2007	December 31, 2006
ASSETS
Current Assets	$5,132	$7,047
Investments and Other Assets	10,967	16,074
Net Property, Plant and Equipment	29,378	41,447
Regulatory Assets and Deferred Debits	2,752	4,132

Total Assets	$48,229	$68,700

LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY
Current Liabilities	$4,403	$6,613
Long-term Debt	9,774	18,118
Deferred Credits and Other Liabilities	13,215	17,062
Minority Interests	203	805
Common Stockholders’ Equity	20,634	26,102

Total Liabilities and Common Stockholders' Equity	$48,229	$68,700

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$357	$358
Adjustments to reconcile net income to net cash provided by operating activities:	559	373

Net cash provided by operating activities	916	731

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(594)	(138)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(700)	(319)

Net increase (decrease) in cash and cash equivalents	(378)	274
Cash and cash equivalents at beginning of period	948	511

Cash and cash equivalents at end of period	$570	$785

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

	Quarter and Year To Date Ended March 31,
	2007	2006	% Inc.(Dec.)
GWH Sales
Residential	7,126	6,612	7.8%
General Service	6,231	5,816	7.1%

Industrial – Textile	1,243	1,388	(10.4%)
Industrial – Other	4,309	4,349	(0.9%)

Total Industrial	5,552	5,737	(3.2%)

Other Energy Sales	69	67	3.0%
Regular Resale	370	357	3.6%

Total Regular Sales Billed	19,348	18,589	4.1%

Special Sales (A)	2,101	1,917	9.6%

Total Electric Sales	21,449	20,506	4.6%

Unbilled Sales	(275)	(280)	1.8%

Total Electric Sales – Carolinas	21,174	20,226	4.7%

Nantahala Electric Sales	368	354	4.0%

Total Consolidated Electric Sales – Carolinas	21,542	20,580	4.7%

Average Number of Customers
Residential	1,903,639	1,863,159	2.2%
General Service	319,275	314,426	1.5%
Industrial – Textile	739	769	(3.9%)
Industrial – Other	6,548	6,645	(1.5%)

Total Industrial	7,287	7,414	(1.7%)

Other Energy Sales	13,348	12,990	2.8%
Regular Resale	15	15	0.0%

Total Regular Sales	2,243,564	2,198,004	2.1%

Special Sales (A)	34	27	25.9%

Total Electric Sales – Carolinas	2,243,598	2,198,031	2.1%
Nantahala Electric Sales	70,756	69,171	2.3%

Total Avg Number of Customers – Carolinas	2,314,354	2,267,202	2.1%

(A) Excludes sales to Nantahala Power and Light Company

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,599	1,552	3.0%
Cooling Degree Days	30	6	400.7%

Variance from Normal
Heating Degree Days	(8.0%)	(8.1%)	n/a
Cooling Degree Days	651.0%	50.0%	n/a

Duke Energy – Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

	Quarter and Year To Date Ended March 31,
	2007	2006	% Inc.(Dec.)
GWH Sales
Residential	5,347	4,836	10.6%
General Service	4,371	4,164	5.0%
Industrial	4,380	4,503	(2.7%)

Other Energy Sales	44	45	(2.2%)

Total Regular Electric Sales Billed	14,142	13,548	4.4%

Special Sales	2,632	1,477	78.2%

Total Electric Sales Billed – Midwest	16,774	15,025	11.6%

Unbilled Sales	(362)	(429)	15.6%

Total Electric Sales – Midwest	16,412	14,596	12.4%

Average Number of Customers
Residential	1,404,132	1,391,001	0.9%
General Service	183,045	181,614	0.8%
Industrial	5,673	5,794	(2.1%)
Other Energy	3,719	3,385	9.9%

Total Regular Sales	1,596,569	1,581,794	0.9%

Special Sales	26	28	(7.1%)

Total Avg Number Electric Customers – Midwest	1,596,595	1,581,822	0.9%

Heating and Cooling Degree Days*
Actual
Heating Degree Days	2,171	1,823	19.1%
Cooling Degree Days	15	—	n/a

Variance from Normal
Heating Degree Days	2.4%	(14.4%)	n/a
Cooling Degree Days	400.0%	(100.0%)	n/a

*	Reflects HDD and CDD for Duke Energy – Indiana, Duke Energy – Ohio and Duke Energy – Kentucky

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

March 2006 Year-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Costs to Achieve, Cinergy Merger		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$359	$—		$—		$—	$359
Commercial Power	(26)	—		—		—	(26)
International Energy	86	—		—		—	86
Crescent	42	—		—		—	42

Total reportable segment EBIT	461	—		—		—	461
Other	(49)	(5	)A	—		(5)	(54)

Total reportable segment EBIT and other EBIT	$412	$(5)		$—		$(5)	$407
Interest Expense	(103)	—		—		—	(103)
Interest Income and Other	7	—		—		—	7
Income Taxes from Continuing Operations	(110)	2		—		2	(108)
Discontinued Operations, net of taxes	—	—		155	B,C	155	155

Net Income	$206	$(3)		$155		$152	$358

EARNINGS PER SHARE, BASIC	$0.22	$—		$0.17		$0.17	$0.39

EARNINGS PER SHARE, DILUTED	$0.21	$—		$0.16		$0.16	$0.37

Note 1 – Amounts for special items are presented net of any related minority interest

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – Excludes Crescent discontinued operations.

C – Primarily amounts reclassified to discontinued operations due to the January 2007 spin-off of Spectra Energy, net of amounts for DENA. Recorded in Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	928
Diluted	963

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

March 2007 Year-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Convertible Debt Costs, Gas Spin-off		Costs to Achieve, Cinergy Merger		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric & Gas	$574	$—		$—		$—		$—	$574
Commercial Power	(9)	—		—		—		—	(9)
International Energy	94	—		—		—		—	94
Crescent	2	—		—		—		—	2

Total reportable segment EBIT	661	—		—		—		—	661
Other	(52)	(21	)C	(11	)A	—		(32)	(84)

Total reportable segment EBIT and other EBIT	$609	$(21)		$(11)		$—		$(32)	$577
Interest Expense	(164)	—		—		—		—	(164)
Interest Income and Other	41	—		—		—		—	41
Income Taxes from Continuing Operations	(109)	—		4		—		4	(105)
Discontinued Operations, net of taxes	—	—		—		8	B	8	8

Total Earnings for Common	$377	$(21)		$(7)		$8		$(20)	$357

EARNINGS PER SHARE, BASIC	$0.30	$(0.02)		$(0.01)		$0.01		$(0.02)	$0.28

EARNINGS PER SHARE, DILUTED	$0.30	$(0.02)		$(0.01)		$0.01		$(0.02)	$0.28

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – Recorded in Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

C – Recorded in Other income and expenses, net (Other Income and Expenses) on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	1,257
Diluted	1,268